CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen International Trust


We consent to the use of our reports:

     Dated November 1, 1996 for Evergreen Global Opportunities Fund;

     Dated November 29, 1996 for Evergreen Latin America Fund;

     Dated May 2, 1997 for Evergreen Natural Resources Fund;

     Dated March 31, 1997 for Evergreen Precious Metals Holdings, Inc.; and

     Dated November 29, 1996 for Keystone International Fund Inc. incorporated by reference herein.

                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP


Boston, Massachusetts
December 12, 1997